UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 9, 2022

GBS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39825	82-1512711
(State of Incorporation)	(Commission File Number)	(IRS employer identification no.)

142 West, 57th Street, 11th Floor

New York, NY 10019

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (646) 828-8258

420 Lexington Ave, Suite 300

New York, NY 10170

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	GBS	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On September 9, 2022, GBS Inc., through its subsidiary Glucose Biosensor Systems (Greater China) Pty Ltd (the “Company”), entered into separate employment agreements with each of Spiro Sakiris, Chief Financial Officer of the Company (the “Sakiris Employment Agreement”), and Harry Simeonidis, President Asia Pacific, Sales and Marketing of the Company (the “Simeonidis Employment Agreement” and, together with the Sakiris Employment Agreement, the “Employment Agreements”). The Sakiris Employment Agreement amends and supersedes the employment agreement between the Company and Mr. Sakiris, dated as of April 30, 2019. The Simeonidis Employment Agreement amends and supersedes the employment agreement between the Company and Mr. Simeonidis, dated as of June 17, 2019.

In accordance with their respective employment agreements, each of Mr. Sakiris and Mr. Simeonidis receives an annual salary of $248,004, and $282,449, respectively.

In addition, each of Mr. Sakiris and Mr. Simeonidis is eligible to receive an annual bonus of up to 20% of his respective gross base salary, of which 50% will be based on meeting Company objectives, and the remainder will be based on meeting mutually agreed employee objectives or as otherwise determined by the Company. The Company also makes certain contributions that are mandatory in Australia to a retirement fund for each of Mr. Sakiris and Mr. Simeonidis, known in Australia as a superannuation fund, currently at the rate of 10.5% subject to contribution cap of $18,944 per annum. The Company also provides an annual automobile allowance to Mr. Sakiris of $13,778 and an annual car allowance to Mr. Simeonidis of $16,534.

Each Employment Agreement provides that the respective executive’s employment is terminable on six months’ notice either by the Company or by the executive upon six months’ notice. However, the Company may terminate either executive without notice if he engages in serious or willful misconduct, is seriously negligent in the performance of his duties, commits a serious or persistent breach of his Employment Agreement, brings the Company into disrepute or is convicted of a criminal offense.

Each Employment Agreement contains provisions protecting the Company’s confidential information and intellectual property. Each Employment Agreement also contains provisions restricting each executive’s ability to compete with the Company during his employment and for a period of up to six months thereafter in a specified geographic region. The non-compete provisions will generally impose restrictions on inducing the Company’s employees to leave the Company’s employment or soliciting clients of the Company. Pursuant to each Employment Agreement, each executive must devote all of his time, attention and skill to the performance of his duties, and neither executive may engage in any other business outside the Company without the Company’s prior written consent.

The foregoing description of the Employment Agreements is not complete and is qualified in its entirety by reference to the full text of the Employment Agreements, which are attached to this report as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

No.	Description
10.1	Employment Agreement between the Glucose Biosensor Systems (Greater China) Pty Ltd and Spiro Sakiris
10.2	Employment Agreement between the Glucose Biosensor Systems (Greater China) Pty Ltd and Harry Simeonidis
10.4	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 15, 2022
GBS INC.

	By:	/s/ Spiro Sakiris
	Name:	Spiro Sakiris
	Title:	Chief Financial Officer